Prescribed by **J. Kenneth Blackwell**

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RECEIVED
JAN 27 2000
J. KENNETH BLACKWELL
SECRETARY OF STATE

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST. The name of said corporation shall be: Ohio Republic Contracts, Inc.

SECOND. The place in Ohio where its principal office is to be located is
1300 E. 9th Street, Cleveland County, Ohio
(city, village or township)

THIRD. The purpose(s) for which this corporation is formed is:
any lawful act or activity for which corporations may be organized.

FOURTH. The number of shares which the corporation is authorized to have outstanding is: 1,000 Common
(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names, on 1/26/00
(date)

Signature: [signature], Incorporator
Name: Kenneth Lee

Signature: ______, Incorporator
Name: ______

Signature: ______, Incorporator
Name: ______

COPY